EXHIBIT 99.1

SCOLR, Inc. (pronounced “scholar” – an acronym for Self Correcting Oral Linear Release) is an emerging drug delivery company. The Company expects to generate license fees, milestone payments and royalty revenues by licensing its patented CDTTM (Controlled Delivery Technology) drug delivery platforms to pharmaceutical, OTC and nutraceutical partners who develop, market and sell novel and distinctive products based on SCOLR’s proprietary technologies.

The Company has a patent protected technology base. We have partnered with internationally recognized companies to recently introduce the first two products utilizing SCOLR’s proprietary CDT technology into the nutraceutical market (collecting our first drug delivery royalty income in Q1 ‘03).

SCOLR is currently in discussions with a number of internationally recognized pharmaceutical companies with a view toward identifying and developing either (a) once-a-day versions of already successful multiple-dose-per-day prescription drugs, or (b) new drugs utilizing its CDT delivery system. These drugs would be manufactured and marketed by the pharmaceutical company which partners with SCOLR on each drug.

Nutraceutical products can be developed and brought to market typically within one year. OTC products can typically be brought to market in one to three years. Prescription drug products, which require FDA review, are expected to take three to five years each to develop and bring to market.

•	Patented New Technologies For New Oral Drug Delivery Platforms

•	Competitive Advantages Include:

•	An Improved Controlled Drug Delivery Product w/ Full Patent Life

•	Less Expensive, Faster-To-Market Development

•	Simple, Two-Step Manufacturing Process

•	Not Equipment Dependent

•	Larger Payload

•	Capability to Improve Solubility

•	Broad Applications in $40 Billion** Worldwide Prescription Oral Drug Delivery Market

•	Applications For OTC and Nutraceutical Markets

•	Products Recently Introduced to Customers — Including Archer Daniels Midland, Wal-Mart, Rite Aid and Trader Joe’s – Proves Scalability of the Technology and Generates Royalty Income

•	Historically not-recognized By Financial Community As a Drug Delivery Company

•	The first CDT product produced under SCOLR’s alliance with Archer Daniels Midland (NYSE: ADM), NovaSoy® Daily™ was introduced to the European market.

•	Wal*Mart (NYSE: WMT), Trader Joe’s and Rite-Aid (NYSE: RAD) stock CDT™ Glucosamine & Chondroitin in more than 6,000 retail stores nationwide. Three new CDT™ nutritional products are now carried by a first retail chain and a total of six products are expected to be on the shelves this year.

•	Having completed the sale of its last non-drug delivery business as of December 31, 2003, SCOLR is accelerating its business development activities.

Amex:	DDD	Recent Price:	$3.36
Shares Outstanding:	26 million	52 Week Range:	Low $0.82 - High $3.70
Web Site:	www.scolr.com	Date of Publication:	February 10, 2004

*	According to Technology Catalysts International – April, 2003

- Continued –

MARKETS

•	PHARMACEUTICAL MARKET — The pressing need for pharmaceutical companies to cost-effectively develop new products and/or extend product life cycles continues to drive the drug delivery market. An estimated $80 billion of prescription drugs are expected to lose their patents in the next four years. Unique drug delivery systems can extend valuable patent protection. We believe CDT technology is the only oral drug delivery technology that can be applied to all four classifications of drugs.

•	OTC PRODUCTS and NUTRACEUTICAL MARKET – SCOLR’s CDT technology allows products to be manufactured with controlled delivery capabilities at virtually the same cost as the immediate release version of a product and allows the technology to be utilized in highly cost competitive markets such as OTC and nutraceuticals.

•	SCOLR’s three novel CDT platforms reduce multi-step manufacturing processes required by competitive drug delivery technologies to two steps which are accomplished on standard manufacturing equipment, thus lowering production costs. These unique platforms also provide the manufacturer with increased control over the release of the drug (i.e. more precise release rates of active ingredients each hour over a period of time, up to one full day...including pulsed delivery) at virtually the same cost as the immediate release drug. This is important to both generic and name brand drug compounds.

FINANCIALS

•	Future revenue is expected to be generated from licensing fees, milestone payments, R&D contracts for drug development, and royalty streams from its partner’s commercialization of products incorporating SCOLR’s patented technology.

•	Additional financing will allow SCOLR to more aggressively develop its propriety drug delivery platforms and product applications by taking a few select molecules from feasibility studies through first stage clinical trials.

•	Growth strategy includes: continued development of nutraceutical/OTC markets (quicker-to-market, shorter approval process); development of relationships with manufacturers of generic prescription drug equivalents and major pharmaceutical companies; continued extension of core technology platforms.

•	Royalties from CDT products are expected to at least triple in ‘04. Goal is to achieve royalties from SCOLR’s first OTC product in ‘05 and royalties from its first prescription drug application’06.

•	The Company has no debt.

MANGEMENT

•	Daniel O. Wilds, President and CEO, joined SCOLR in August, 2003 with 30 years of biomedical and biopharmaceutical industry experience which included 24 years at Baxter International where he served as Vice-President of Corporate Alliances and as President of two key divisions of that company. Mr. Wilds has also served as President and CEO of three early stage healthcare companies. Mr. Wilds currently serves on the boards of Northwest Biotherapeutics, Inc. and Helix BioMedix, Inc.

•	Stephen J. Turner, Vice President, Chief Technical Officer, joined SCOLR in the fall of 1999 and been responsible for the commercialization and application of the CDT platform. In the winter of 2003, he was promoted to Vice President, Chief Technical Officer of the Company. In addition to Mr. Turner’s involvement in the growth and application of the Company’s technology platform, he is named on one recently issued patent, contributed to numerous additional patent filings, has several industry related publications, and has presented his research findings at numerous academic seminars and symposia. Mr. Turner is an active member in scientific organizations including AAPS (American Association of Pharmaceutical Scientists) and the Controlled Release Society.

•	David T. Howard, Chairman of the Board. Mr. Howard was appointed Chairman in September, 2003 after serving as the Company’s former President and CEO from May, 2000 to August, 2003. Mr. Howard is also Chairman of Angiotech Pharmaceuticals and a director at Delex Therapeutics, Inc., both Canadian-based companies. Prior to joining SCOLR, Mr. Howard served as President and CEO of Novopharm International (Toronto) and President of Novopharm USA, Inc.

•	Dr. Reza Fassihi, Director and Consultant. Dr. Fassihi, co-inventor and patent holder of SCOLR’s portfolio of CDT technology for the self-correcting controlled release of solid oral medications, was appointed as a Director of SCOLR in November, 2003. He is currently Professor of Biopharmaceutics and Industrial Pharmacy, Temple University, School of Pharmacy. Dr. Fassihi holds notable academic qualifications and his list of accomplishments is too vast to list in this document. He holds one single and five joint patents and has spoken and/or presented at notable national and international scientific meetings, seminars and workshops.

     This information sheet contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company’s ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of arrangements with the Company’s product development partners and customers, competition, government regulation, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties which are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov.. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.